Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com FOR IMMEDIATE RELEASE	PRESS RELEASE Contact: Michael McDonnell (703) 247-7500 MMcdonnell@MCGCapital.com

MCG Capital Corporation Reports Results for Third Quarter 2007

ARLINGTON, VA – October 31, 2007 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the quarter ended September 30, 2007. MCG will host an investment community conference call today at 10:00 a.m. ET.

Highlights

(dollars in millions except per share amounts)	Three Months ended September 30,		%	Nine Months ended September 30,		%
	2006	2007	change	2006	2007	change
Revenue	$40.9	$47.1	+ 15%	$113.8	$137.4	+ 21%
Net operating income (NOI)	$20.1	$24.2	+ 20%	$59.7	$72.8	+ 22%
Distributable net operating income (DNOI)	$21.2	$26.4	+ 25%	$62.2	$79.9	+ 28%
Net income	$22.1	$23.0	+ 4%	$71.4	$91.5	+ 28%
DNOI/share	$0.40	$0.42	+ 5%	$1.17	$1.33	+ 14%
NOI/share	$0.38	$0.39	+ 3%	$1.12	$1.21	+ 8%
EPS	$0.42	$0.37	- 12%	$1.34	$1.52	+ 13%
Gross originations and advances	$262.5	$141.0	- 46%	$467.8	$510.2	+ 9%
Total investment portfolio at fair value at September 30				$1,207.2	$1,525.3	+ 26%
Net increase in investment portfolio YTD				$109.6	$267.7

Dividend Guidance

For 2008, MCG currently estimates that dividends will be at least $1.76 per share. This estimate takes into consideration estimates of distributable net operating income, capital gains, net income and taxable income for 2008.

Conference Call/Webcast/Replay

MCG will host an investment community conference call today, Wednesday, October 31st at 10:00 a.m. ET. Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Today – Wednesday, October 31, 2007 at 10:00 a.m. ET
Dial-in Number:	877/545-1409 or 719/325-4876 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	888/203-1112 or 719/457-0820 for international callers – replay pass code #5441796, through November 7, 2007

MCG Capital Corporation

Press Release

October 31, 2007

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash and cash equivalents	$11,953	$21,691
Cash, securitization accounts	20,325	15,931
Cash, restricted	4,490	2,587
Investments at fair value
Non-affiliate investments (cost of $670,660 and $595,885, respectively)	700,813	621,582
Affiliate investments (cost of $74,998 and $105,553, respectively)	87,934	109,890
Control investments (cost of $758,907 and $541,267, respectively)	736,578	526,140

Total investments (cost of $1,504,565 and $1,242,705, respectively)	1,525,325	1,257,612
Unearned income on commercial loans	(10,368)	(9,539)

Total investments net of unearned income	1,514,957	1,248,073
Interest receivable	13,330	10,451
Other assets	14,331	20,535

Total assets	$1,579,386	$1,319,268

Liabilities
Borrowings (maturing within one year of $224,280 and $167,983, respectively)	$659,780	$521,883
Interest payable	7,480	5,198
Dividends payable	27,520	24,652
Other liabilities	18,297	14,398

Total liabilities	713,077	566,131

Stockholders’ Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on September 30, 2007 and December 31, 2006, 65,541 issued and outstanding on September 30, 2007 and 58,694 issued and outstanding on December 31, 2006	655	587
Paid-in capital	931,207	828,795
Distributions in excess of earnings:
Paid -in capital	(78,072)	(78,072)
Other	(7,677)	(12,365)
Net unrealized appreciation on investments	20,760	14,907
Stockholder loans	(564)	(715)

Total stockholders’ equity	866,309	753,137

Total liabilities and stockholders’ equity	$1,579,386	$1,319,268

Net asset value per common share at period end	$13.22	$12.83

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

October 31, 2007

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$20,379	$20,483	$58,684	$62,720
Affiliate investments (5% to 25% owned)	3,447	2,567	10,993	7,139
Control investments (more than 25% owned)	21,570	11,289	59,985	30,393

Total interest and dividend income	45,396	34,339	129,662	100,252
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,145	1,933	3,459	6,348
Affiliate investments (5% to 25% owned)	57	495	107	1,766
Control investments (more than 25% owned)	484	4,097	4,184	5,405

Total advisory fees and other income	1,686	6,525	7,750	13,519

Total revenue	47,082	40,864	137,412	113,771

Operating expenses
Interest expense	11,888	9,808	31,535	27,415
Employee compensation:
Salaries and benefits	6,186	6,756	18,052	17,209
Amortization of employee restricted stock awards	2,120	1,160	7,126	2,515

Total employee compensation	8,306	7,916	25,178	19,724
General and administrative expense	2,640	3,076	7,911	6,919

Total operating expenses	22,834	20,800	64,624	54,058

Net operating income before investment gains and losses and income tax provision (benefit)	24,248	20,064	72,788	59,713

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	2,567	—	8,508	693
Affiliate investments (5% to 25% owned)	—	—	—	9
Control investments (more than 25% owned)	673	(2,243)	7,564	(5,149)

Total net realized gains (losses) on investments	3,240	(2,243)	16,072	(4,447)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	4,253	4,274	615	8,719
Affiliate investments (5% to 25% owned)	6,458	(187)	8,709	1,501
Control investments (more than 25% owned)	(11,746)	185	(3,798)	9,511

Total net unrealized appreciation (depreciation) on investments	(1,035)	4,272	5,526	19,731

Net investment gains (losses) before income tax provision (benefit)	2,205	2,029	21,598	15,284
Income tax provision (benefit)	3,434	(23)	2,867	3,569

Net income	$23,019	$22,116	$91,519	$71,428

Earnings per common share basic and diluted	$0.37	$0.42	$1.52	$1.34
Cash distributions declared per common share	$0.44	$0.42	$1.32	$1.26
Weighted average common shares outstanding	62,298	53,281	60,245	53,236
Weighted average common shares outstanding and dilutive common stock equivalents	62,317	53,281	60,248	53,236

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

October 31, 2007

Portfolio Activity

The fair value of our investment portfolio totaled $1.525 billion at September 30, 2007 as compared to $1.474 billion at June 30, 2007. During the third quarter of 2007, we originated investments of $99.0 million in ten portfolio companies (some of which were new customers and some of which were existing customers) and made advances of $42.0 million to existing portfolio companies. The originations of $99.0 million included $41.2 million of senior debt, $17.6 million of secured subordinated debt, $23.1 million of unsecured subordinated debt, $16.1 million of preferred equity and $1.0 million of common equity. The significant investment activity included:

•

$31.1 million, comprised of $23.1 million in unsecured subordinated debt and an additional preferred equity investment of $8.0 million, to JetBroadband Holdings, LLC, in connection with a recapitalization of Helicon Cable Holdings. This recapitalization was done in conjunction with its acquisition of approximately 29,000 subscribers from Suddenlink Communications, which resulted in the refinancing of MCG’s existing senior and subordinated debt of $34.9 million. JetBroadband Holdings, LLC, an owner and operator of cable television systems that serves parts of West Virginia and Virginia, replaced Helicon Cable Holdings, LLC as the parent of the portfolio company in connection with this transaction.

•

$13.6 million, comprised of $5.0 million in senior debt, $5.5 million in secured subordinated debt and $3.1 million in preferred equity, to GSDM Holdings, LLC, a regional dental practice management company, to support a private equity buyout of Garden State Dental.

•

$12.3 million, comprised of $7.2 million in senior debt and $5.1 million in secured subordinated debt, to Construction Trailer Specialist, Inc., a leading supplier of steel trailers serving a variety of industries, including road construction, agriculture, demolition and sanitation, to support a private equity buyout of Construction Trailer Specialists.

•

$10.5 million in senior debt to Sagamore Hill Broadcasting, LLC, which purchases network-affiliated television stations in mid-sized markets, to support their purchase of a television station. Sagamore Hill Broadcasting LLC currently owns five stations.

Gross payments, reductions and sale of securities during the third quarter of 2007 of $91.1 million were comprised of $70.6 million of senior debt, $17.0 million of secured subordinated debt, $0.5 million of unsecured subordinated debt, $0.1 million of preferred equity and $2.9 million of common equity. The significant payoff activity included:

•

$34.9 million, comprised of $23.8 million of senior debt and $11.1 million of secured subordinated debt, from Helicon Cable Holdings in connection with the JetBroadband Holdings LLC transaction described above.

•	$18.1 million in senior debt from Creative Loafing, Inc.

•	$10.4 million in senior debt from Coastal Sunbelt Real Estate, Inc.

MCG Capital Corporation

Press Release

October 31, 2007

Net investment gains before provision for income taxes was approximately $2.2 million which are shown more fully below. The following table summarizes our net investment gains before provision for income taxes:

			Three Months Ended September 30, 2007
(dollars in thousands)					Reversal of
			Realized	Unrealized	Unrealized	Net
Portfolio Company	Industry	Type	Gain/(Loss)	Gain/(Loss)	(Gain)/Loss	Gain/(Loss)
Superior Industries Investors, LLC	Sporting Goods	Control	$—	$12,202	$—	$12,202
Jenzabar, Inc.	Technology	Non-affiliate	—	6,577	—	6,577
On Target Media, LLC	Other Media	Affiliate	—	5,431	—	5,431
Coastal Sunbelt, LLC	Food Services	Control	—	5,218	—	5,218
JetBroadband Holdings, LLC	Cable	Control	—	3,346	—	3,346
D&B Towers, LLC	Communications	Non-affiliate	—	1,641	—	1,641
JUPR Holdings, Inc.	Information Services	Control	—	1,573	—	1,573
Miles Media Group, LLC	Publishing	Non-affiliate	2,530	—	(2,461)	69
Intran Media	Other Media	Control	—	(2,550)	—	(2,550)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(2,885)	—	(2,885)
TNR Entertainment Corp.	Entertainment	Control	—	(3,000)	—	(3,000)
Cleartel Communications, Inc.	Communications	Control	—	(24,647)	—	(24,647)
Other			710	(1,470)	(10)	(770)

Total			$3,240	$1,436	$(2,471)	$2,205

MCG Capital Corporation

Press Release

October 31, 2007

Cleartel Investment

Cleartel Communications, Inc. (“Cleartel”), one of our largest portfolio investments, is a competitive local exchange carrier (“CLEC”) serving primarily residential customers. As of September 30, 2007, we held Cleartel subordinated debt with a fair value of $60.4 million and Cleartel preferred stock with a fair value of zero. These fair values reflect a write-down during the third quarter of 2007 of approximately $24.6 million.

Cleartel acquired Supra Telecom (“Supra”), a Florida-based CLEC, during the fourth quarter of 2006. Cleartel has not met our expectations and projections of realizing synergies from this acquisition and has had problems related to the application of its customer disconnect procedures, credit policies and billing processes. As a result, Cleartel incurred an estimated EBITDA loss of ($0.5) million during the first quarter of 2007 which was not anticipated. During the second quarter of 2007, Cleartel earned an estimated EBITDA of $0.3 million. Cleartel has since improved its EBITDA to $0.5 million during the third quarter of 2007 through improvement in gross margins from 31.5% in the first quarter of 2007 to 35.3% in the second quarter of 2007 to 36.4% during the third quarter of 2007. Cleartel’s current business plan will focus on delivering more advanced IP services and reducing some of its less profitable initiatives. We believe we are repositioning Cleartel to be an effective competitor in the highly competitive telecommunications market. Cleartel’s investments in people and technology should enable it to deliver more advanced IP services to better serve its customers and to rebuild value in our investment. During the third quarter of 2007, we invested an additional $3.1 million in Cleartel and for the nine months ended September 30, 2007, we have invested $15.5 million into Cleartel. We may elect to make additional investments in Cleartel in future periods to support its business initiatives.

Since our Cleartel investment is a control investment and because Cleartel is not currently generating sufficient earnings to service its capital structure, all of our Cleartel debt investments were placed on non-accrual status during the first quarter of 2007 and remained on non-accrual status during the second and third quarters of 2007. This investment will remain on non-accrual status until the underlying financial results and cash flows of Cleartel improve. During the third quarter of 2007, in connection with the completion of a re-evaluation of the multi-year business plan, it became evident that revenue levels in future periods will run at lower levels than previously anticipated and it will take longer than expected to achieve significant profitability. This is due in part to the fact that Cleartel will reduce some of its less profitable initiatives and in part to the impact of the customer attrition that has occurred. Because we view revenue as a key component of value, we have reduced the value of our total investment in Cleartel. We believe that Cleartel’s business initiatives will lead to improved results for Cleartel in 2008 and beyond. However, these initiatives take time to implement and we cannot predict with certainty when any of our Cleartel investments will return to accrual status. At a minimum, we do not expect our Cleartel debt investment to return to accrual status prior to the middle of 2008. Further, it is likely that we will reconstitute the capital structure by converting some of the debt to equity in the near future. At September 30, 2007, Cleartel represented approximately 4.0% of the fair value of our investments compared to 5.8% of the fair value of our investments at December 31, 2006.

Our ability to recognize income from our investment in Cleartel in future periods and the fair value of our investment in Cleartel will be dependent on the financial and operational performance of Cleartel.

Broadview Investment

Broadview Networks Holdings, Inc. (“Broadview”), a CLEC serving primarily business customers, is our largest portfolio investment, in which we hold preferred stock with an aggregate fair value of $181.8 million at September 30, 2007. MCG’s investment in Broadview’s preferred stock is convertible into common stock and represents an ownership interest of approximately 46% on an as-if converted basis. As of September 30, 2007, our preferred stock investment entitles us to aggregate claims of approximately $259.1 million, prior to any claims by Broadview common shareholders. We are also entitled to accumulating dividends on our preferred stock investment, which accumulate and compound quarterly at an annual rate of 12% on $259.1 million but are not payable in cash on a current basis. Further, because accumulating dividends are typically not considered as part of taxable income until they are received in cash, it is possible that our GAAP earnings may exceed our taxable earnings by a significant amount until such time as this investment is liquidated. Any amounts outstanding on Broadview’s debt facilities to third parties are payable prior to any payments of preferred claims.

MCG Capital Corporation

Press Release

October 31, 2007

At September 30, 2007, our Broadview investment represented approximately 12.0% of the fair value of our total investments compared to 12.7% of the fair value of our total investments at December 31, 2006. Additionally, our investment in Broadview accounted for $7.5 million and $22.0 million, or 16.0%, of our total operating income for both the three months and nine months ended September 30, 2007, compared to $6.8 million and $15.5 million, or 16.8% and 13.6%, of our operating income for the three months and nine months ended September 30, 2006, respectively.

Our ability to recognize income from our investment in Broadview in future periods and the fair value of our investment in Broadview will be dependent on the financial and operational performance of Broadview.

MCG Capital Corporation

Press Release

October 31, 2007

Valuation

MCG’s board of directors is responsible for determining the fair value of our portfolio investments on a quarterly basis. As part of our process for determining the fair value of our portfolio of investments, we retained independent valuation firms to perform independent valuations on certain of our portfolio companies and review certain of our fair value determinations. The independent valuations and the reviews were considered by our board of directors in its determination of the fair value of our portfolio companies. We intend to continue to obtain independent valuations or reviews of our fair value determinations and to periodically update those valuations and reviews. The following table summarizes the independent valuations and reviews that have been performed from December 31, 2006 through September 30, 2007:

	Total Investments	Equity Investments
% of portfolio value as of September 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and September 30, 2007	75%	85%

% of portfolio value that is greater than one year old as of September 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and September 30, 2007	85%	91%

% of loans on non-accrual status as of September 30, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and September 30, 2007	74%	N/A

Recent Developments

On October 3, 2007, MCG issued $25 million of long-term unsecured notes in a private placement. The notes have a five-year term and a fixed interest rate of 6.71% per annum payable semi-annually. The interest rate is subject to possible adjustment in the future. The purchasers of the new notes are also holders of the Company’s notes issued in the $50 million 2005 private placement. The proceeds from the offering will be used for working capital and other general corporate purposes, including originating investments primarily in private middle market companies. The proceeds may also be used temporarily to reduce borrowings under the Company’s revolving credit facilities.

On October 23, 2007, MCG entered into the first amendment to its Commercial Loan Trust 2006-2 warehouse credit facility with Merrill Lynch Capital Corp. Pursuant to this amendment, the maturity date for the facility was extended from November 30, 2007 through February 29, 2008. In addition, the advance rate was reduced from 80% to 75% of the value of the commercial loans purchased by the trust. We had previously intended to access the CLO Market during the fall of 2007 in order to obtain debt capital, a portion of which would have been used to repay amounts outstanding under our warehouse credit facility with Merrill Lynch Capital Corp. This amendment extends that credit facility in order to delay this transaction pending more favorable market conditions. In the event that we do not see improvement in the market, we will likely seek an additional extension or refinance this facility. We believe that we have sufficient cash, additional borrowing capacity from other existing credit sources and other sources of liquidity to repay the amounts owed on this warehouse credit facility. Further, while there can be no assurance, in the event that we are unable to access the CLO Market for an extended period of time, we believe that we will have continued access to other forms of debt capital, although these other forms of debt capital may be at higher interest rates than our historical term securitizations.

On October 24, 2007, MCG announced that its consolidated wholly owned subsidiary, Solutions Capital I, L.P., has received a license from the United States Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”). The license allows Solutions Capital I to borrow up to $100 million in funds which can be used to provide debt and equity capital to qualifying small businesses. Additionally, MCG has applied for exemptive relief from the SEC, similar to relief that has been granted to other business development companies, to permit MCG to

MCG Capital Corporation

Press Release

October 31, 2007

exclude debt issued by the SBA to Solutions Capital I from its consolidated asset coverage ratio, which will enable MCG to fund more investments with debt capital. There can be no assurances that MCG will receive exemptive relief from the SEC. MCG intends to seek up to $127 million in leverage from the SBA, which is subject to SBA approval. The SBIC debt, once drawn, has an interim rate of LIBOR plus 30 basis points. The rate becomes fixed at the time of SBA pooling, which is within six months of funding, and is set to the 10 year treasury rate at that time plus a spread and an annual SBA charge, which taken together currently approximate 175 basis points.

MCG Capital Corporation

Press Release

October 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q3	2006 Q4	2007 Q1	2007 Q2	2007 Q3
Income statement:
Interest and dividend income	$34,339	$38,593	$36,693	$47,573	$45,396
Advisory fees and other income	6,525	2,029	3,449	2,615	1,686

Total revenue	40,864	40,622	40,142	50,188	47,082
Interest expense	9,808	8,825	9,145	10,502	11,888
Salaries & benefits	6,756	4,109	5,502	6,364	6,186
G & A	3,076	2,802	2,467	2,804	2,640

Distributable net operating income (DNOI)	21,224	24,886	23,028	30,518	26,368
Amortization of employee restricted stock awards	1,160	955	2,982	2,024	2,120

Net operating income before investment gains and losses and income tax provision (benefit)	20,064	23,931	20,046	28,494	24,248
Net investment gains and losses before income tax provision (benefit)	2,029	4,733	10,775	8,618	2,205
Income tax provision (benefit)	(23)	(857)	367	(934)	3,434

Net income	$22,116	$29,521	$30,454	$38,046	$23,019

Net operating income before investment gains and losses and income tax provision (benefit)	$20,064	$23,931	$20,046	$28,494	$24,248
Amortization of employee restricted stock awards	1,160	955	2,982	2,024	2,120

DNOI	$21,224	$24,886	$23,028	$30,518	$26,368

DNOI per share-weighted average common shares outstanding (a)	$0.40	$0.44	$0.40	$0.51	$0.42

Per common share statistics:
Weighted average common shares outstanding	53,281	57,166	58,067	60,324	62,298
Net operating income before investment gains and losses and income tax provision (benefit) per common share—basic and diluted	$0.38	$0.42	$0.35	$0.47	$0.39
Earnings per common share—basic and diluted	0.42	0.52	0.52	0.63	0.37
Net asset value per common share—period end	12.67	12.83	12.79	13.23	13.22
Dividends declared per common share	0.42	0.42	0.44	0.44	0.44

(a)	DNOI is net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of our operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in our consolidated financial statements, to help analyze how our business is performing.

MCG Capital Corporation

Press Release

October 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q3	2006 Q4	2007 Q1	2007 Q2	2007 Q3
Average quarterly loan portfolio—fair value	$882,543	$898,226	$916,826	$1,010,238	$1,067,638
Average quarterly total investment portfolio—fair value	1,126,910	1,224,725	1,275,280	1,414,114	1,495,130
Average quarterly total assets	1,206,084	1,281,747	1,333,113	1,453,969	1,567,353
Average quarterly stockholders’ equity	668,115	729,222	750,058	782,558	816,242
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	6.43%	6.84%	6.63%	7.02%	6.86%
Net income	7.57%	8.25%	8.39%	9.11%	8.66%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	11.66%	12.30%	11.80%	12.64%	12.57%
Net income	13.73%	14.84%	14.94%	16.41%	15.73%
Yield on average loan portfolio at fair value
Average LIBOR	5.43%	5.37%	5.36%	5.36%	5.45%
Spread to average LIBOR on average yielding loan portfolio at fair value	7.46%	7.85%	8.22%	8.29%	8.19%

	12.89%	13.22%	13.58%	13.65%	13.64%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.23%	0.16%	0.20%	0.02%	0.20%
Impact of previously unaccrued income	0.00%	0.29%	0.00%	1.47%	0.00%
Impact of non-accrual loans	(0.41)%	(0.57)%	(1.68)%	(1.66)%	(1.66)%

Total yield on average loan portfolio at fair value	12.71%	13.10%	12.10%	13.48%	12.18%

Cost of funds
Average LIBOR	5.43%	5.37%	5.36%	5.36%	5.45%
Spread to LIBOR excluding amortization of deferred debt issuance costs	1.09%	1.11%	1.01%	1.04%	0.96%
Impact of amortization of deferred debt issuance costs	1.18%	0.29%	0.33%	0.20%	0.16%
Total cost of funds	7.70%	6.77%	6.70%	6.60%	6.57%
Net interest margin	8.52%	9.51%	8.64%	10.37%	8.77%

Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,207,186	$1,257,612	$1,352,432	$1,473,905	$1,525,325
Total assets	1,276,156	1,319,268	1,409,997	1,573,123	1,579,386
Borrowings	554,679	521,883	606,102	701,065	659,780
Total equity	676,604	753,137	760,698	826,991	866,309
Cash, securitization accounts	20,718	15,931	20,866	34,260	20,325
Period end debt to period end equity	81.98%	69.29%	79.68%	84.77%	76.16%
Period end debt, net of cash, securitization accounts to period end equity	78.92%	67.18%	76.93%	80.63%	73.81%

Other statistics (at period end):
Number of portfolio companies	90	83	84	87	86
Number of employees	85	85	86	90	94
Loans on non-accrual as a percentage of total debt investments (fair value)	2.93%	3.89%	12.10%	10.67%	10.11%
Loans on non-accrual as a percentage of total investments (fair value)	2.15%	2.81%	8.68%	7.65%	7.00%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	1.64%	2.41%	2.31%	0.22%	0.77%
Loans past due greater than 90 days as a percentage of total investments (fair value)	1.20%	1.74%	1.65%	0.16%	0.53%
Loans past due greater than 90 days and non-accrual loans as a percentage of total debt investments (fair value)	3.15%	4.09%	12.28%	10.84%	10.28%
Loans past due greater than 90 days and non-accrual loans as a percentage of total investments (fair value)	2.31%	2.96%	8.81%	7.78%	7.12%

MCG Capital Corporation

Press Release

October 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q3			2006 Q4	2007 Q1	2007 Q2	2007 Q3
Investment rating: (b)
IR 1 total investments at fair value (c)	$671,848			$785,317	$840,972	$937,470	$992,169
IR 2 total investments at fair value	308,160			285,530	261,028	273,166	267,269
IR 3 total investments at fair value	135,059			158,223	224,390	233,464	176,441
IR 4 total investments at fair value	91,095			23,585	24,748	26,795	26,256
IR 5 total investments at fair value	1,024			4,957	1,294	3,010	63,190

IR 1 percentage of total portfolio	55.7%			62.4%	62.2%	63.6%	65.1%
IR 2 percentage of total portfolio	25.5%			22.7%	19.3%	18.5%	17.5%
IR 3 percentage of total portfolio	11.2%			12.6%	16.6%	15.9%	11.6%
IR 4 percentage of total portfolio	7.5%			1.9%	1.8%	1.8%	1.7%
IR 5 percentage of total portfolio	0.1%			0.4%	0.1%	0.2%	4.1%

New investments by security type
Secured senior debt	$61,211			$37,083	$73,202	$101,544	$62,117
Subordinated debt	91,904	(d	)	72,751	70,691	38,978	49,154
Preferred equity	108,605			17,299	33,945	48,584	25,681
Common/Common equivalents equity	790			887	52	2,194	4,057

Total	$262,510			$128,020	$177,890	$191,300	$141,009

Exits and repayments by security type
Secured senior debt	$58,878			$49,009	$31,114	$26,195	$70,599
Subordinated debt	85,172			26,708	51,990	29,306	17,502
Equity	862			6,588	10,709	22,963	3,047

Total	$144,912			$82,305	$93,813	$78,464	$91,148

Exits and repayments by transaction type
Scheduled principal amortization	$7,712			$7,736	$5,487	$9,386	$18,166
Senior loan sales	13,465			2,000	2,000	2,603	—
Principal prepayments	112,825	(d	)	64,278	72,266	38,026	67,466
Payment of payment-in-kind interest and dividends	10,111	(d	)	2,464	4,740	8,955	2,547
Sale of equity investments	799			5,827	9,320	19,494	2,969

Total	$144,912			$82,305	$93,813	$78,464	$91,148

(b)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment
(c)	At September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, approximately $402,087, $447,389, $465,960, $530,188 and $551,097, respectively, of our investments with an investment rating of “1” were loans to companies in which we also hold equity securities or for which we have already realized a gain on our equity investment.
(d)	Includes approximately $41,460 of subordinated debt and $9,654 of paid-in-kind interest which was converted to preferred equity during the third quarter of 2006.

MCG Capital Corporation

Press Release

October 31, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q3	2006 Q4	2007 Q1	2007 Q2	2007 Q3
Composition of investments at period end, fair value
Secured senior debt	$408,827	$389,721	$431,038	$505,142	$497,488
Subordinated debt
Secured	452,566	494,992	514,073	539,826	521,499
Unsecured	24,555	24,666	25,478	12,087	37,453

Total debt	885,948	909,379	970,589	1,057,055	1,056,440

Preferred equity	265,466	285,150	326,567	357,928	401,273
Common/Common equivalents equity	55,772	63,083	55,276	58,922	67,612

Total equity	321,238	348,233	381,843	416,850	468,885

Total	$1,207,186	$1,257,612	$1,352,432	$1,473,905	$1,525,325

Percentage of investments at period end, fair value
Secured senior debt	33.9%	31.0%	31.9%	34.3%	32.6%
Subordinated debt
Secured	37.5%	39.3%	38.0%	36.6%	34.2%
Unsecured	2.0%	2.0%	1.9%	0.8%	2.5%

Total debt	73.4%	72.3%	71.8%	71.7%	69.3%

Preferred equity	22.0%	22.7%	24.1%	24.3%	26.3%
Common/Common equivalents equity	4.6%	5.0%	4.1%	4.0%	4.4%

Total equity	26.6%	27.7%	28.2%	28.3%	30.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.